UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2008 (July 29, 2008)

————————————

SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

————————————

Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable
(Former name or former address, if changed since last report)

————————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

           On July 29, 2008, Fitch Ratings (“Fitch”) announced certain ratings actions on Security Capital Assurance Ltd (“SCA”) and its operating subsidiaries. Fitch downgraded the Insurer Financial Strength (“IFS”) rating of XL Capital Assurance Inc. (“XLCA”), XL Capital Assurance (U.K.) Ltd. and XL Financial Assurance Ltd (“XLFA”) to “CCC” from “BB”. SCA’s Long Term Issuer Rating was downgraded to “CCC-” from “B-” and SCA’s Fixed/Floating Series A Perpetual Non-cumulative Preference Shares were downgraded to “CCC-” from “CCC”. SCA’s Twins Reefs Pass-Through Trust Securities were downgraded to “CCC-” from “B”. In addition, Fitch announced that it has placed all ratings on Rating Watch Evolving.

          In taking the ratings actions described above, Fitch noted that, “[t]he downgrade of SCA and its financial guaranty subsidiaries reflect significant adverse loss development in the company’s structured finance collateralized debt obligation (SF CDO) and residential mortgage-backed securities (RMBS) case basis loss reserves as of June 30, 2008. As a result, SCA’s New York-based insurance subsidiary, XLCA, will report negative statutory surplus and SCA’s Bermuda-based reinsurance subsidiary, XLFA, will report negative total statutory capital and surplus as of June 30, 2008. Negative statutory capital could result in some form of regulatory intervention. If regulatory intervention were to occur, Fitch would expect to downgrade SCA’s IFS ratings to reflect a ‘default’ status.”

          In addition, Fitch noted that, “[i]n an effort to address the challenges and shore up the financial strength of these entities, SCA has announced it has negotiated settlements with Merrill Lynch & Co., Inc. (ML) and XL Capital Ltd. (XL) on July 28, 2008. While the XL and ML agreements are expected to close concurrently in early August 2008, Fitch believes there is material execution risks tied to closing the agreements. In addition to customary closing conditions, the agreements are subject to the successful completion of a public offering of equity and equity units by XL. Further, SCA or XL may choose to terminate their agreement if closing does not occur by Aug. 15, 2008.”

          Finally, Fitch added that, “[t]he agreements with ML and XL, if executed, are capital accretive from the standpoint of SCA. In addition to proceeds received from XL, the final payment in settlement of any ML claims is significantly less than the reserves posted by SCA as of June 30, 2008. Therefore, if the ML transaction is finalized, SCA should be able to release a significant level of reserves, thereby allowing its statutory capital to return to a positive value. Additionally, the ML CDS transactions were highly capital-intensive under Matrix, Fitch’s proprietary financial guaranty capital model. If the ML transactions were to be fully terminated, SCA’s simulated modeled losses would decline significantly.”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

Date: July 29, 2008	By:	/s/ Susan Comparato
	Name:	Susan Comparato
	Title:	General Counsel